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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1933

                             ----------------------

                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                        74-1764876
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification Number)
       1001 FANNIN, SUITE 1600                                  77002
           HOUSTON, TEXAS                                     (Zip Code)
(Address of Principal Executive Offices)

                             ----------------------



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
1-08094 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


======================================================= =============================================================
       TITLE OF EACH CLASS TO BE SO REGISTERED          NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
------------------------------------------------------- -------------------------------------------------------------
           Preferred Share Purchase Rights                                New York Stock Exchange
======================================================= =============================================================


Securities to be registered pursuant to Section 12(g) of the Act:



                                      None
                              ---------------------
                                (Title of Class)





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                                EXPLANATORY NOTE



         In connection with entering into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 23, 2003, by and among Devon Energy Corporation, a Delaware corporation ("Devon"), Ocean Energy, Inc., a Delaware corporation (the "Registrant") and Devon Newco Corporation, the Registrant entered into Amendment No. 7 to the Amended and Restated Rights Agreement, as amended, between the Registrant and EquiServe Trust Company, N.A. (as amended to date, the "Rights Agreement") to (i) amend Section 7 of the Rights Agreement to provide that the Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the merger contemplated by the Merger Agreement and (ii) insert a new Section 34 excepting Devon and the Merger Agreement from the Rights Agreement. The Registrant hereby amends Item 2 of the Registrant's Form 8-A dated March 17, 1989 to add the exhibit listed below:

ITEM 2.  EXHIBITS.

         7. Amendment No. 7 to Amended and Restated Rights Agreement dated February 23, 2003, between the Registrant and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 24, 2003).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  February 24, 2003

                                       OCEAN ENERGY, INC.



                                       By:  /s/ ROBERT K. REEVES
                                          -------------------------------------
                                       Name:    Robert K. Reeves
                                       Title:   Executive Vice President,
                                                General Counsel and Secretary